                                                                      EXHIBIT 11

                           DRCA MEDICAL CORPORATION
                    SCHEDULE RE:  EARNINGS (LOSS) PER SHARE
                  For the three years ended December 31, 1996



                                                1996        1995        1994
                                             ----------  ----------  ----------

Primary
 Average shares outstanding                   5,286,032   5,285,975   5,269,975
 Net effect of dilutive stock
  options and warrants,
  based on the treasury
  stock method using average
  market price                                  170,048     150,583       8,715
                                             ----------  ----------  ----------
                                              5,456,080   5,436,558   5,278,690
                                             ==========  ==========  ==========
Net income (loss)                            $  787,112  $  517,714  $  413,737

Dividends on preferred stock                    127,167
                                             ----------
Income after dividends on preferred stock    $  659,945  $  517,714  $  413,737
                                             ----------  ----------  ----------
Earnings (loss) per share                    $      .12  $      .10  $      .08
                                             ==========  ==========  ==========
Fully diluted
 Average shares outstanding                   5,286,032   5,285,975   5,269,975
 Net effect of dilutive stock
  options and warrants, based
  on the treasury stock
  method using the year-end
  market price, if higher
  than average market price                     241,865     150,583       8,715
                                             ----------  ----------  ----------
                                              5,527,897   5,436,558   5,278,690
                                             ==========  ==========  ==========
Net income (loss)                            $  787,112  $  517,714  $  413,737

Dividends on preferred stock                    127,167
                                             ----------  ----------  ----------
Income after dividends on preferred stock    $  659,945  $  517,714  $  413,737
                                             ----------  ----------  ----------
Earnings (loss) per share                    $      .12  $      .10  $      .08
                                             ==========  ==========  ==========